THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

CONCORDE INTERNATIONAL GROUP LTD.

CONVERTIBLE NOTE

U.S. $1,000,000.00 10 Jun 2024

FOR VALUE RECEIVED, CONCORDE INTERNATIONAL GROUP LTD., a British Virgin Islands business company (the "**Company**"), promises to pay to SOFTBANK ROBOTICS SINGAPORE PTE LTD (the "**Holder**"), the principal sum of One Million DOLLARS ($1,000,000) (the "**Principal**") in lawful money of the United States of America, with interest payable thereon at the rate of three percent (3%) per annum (this "**Note**"). The principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on the sooner of (a) the two (2) year anniversary of the date of this Note, (b) any time after the first anniversary of the date of this Note that the closing price of the Company's Class A Ordinary Shares on any trading market where such shares trade falls below the IPO Price (as defined below) for a consecutive period of more than ten (10) days and the Holder gives the Company written notice of its desire to accelerate the Note upon such event, and (c) acceleration for an Event of Default under Clause 4 below (the "**Maturity Date**").

Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in that certain Securities Purchase Agreement, dated of even date herewith (the "**SPA**"), pursuant to which the Holder is acquiring this Note.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. The outstanding principal amount and all accrued interest of this Note shall be payable on the Maturity Date unless this Note has been earlier converted as described below.

2. Interest.

(a) Computation. Interest (the "**Interest**") shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full at the rate of three percent (3%) per annum. All accrued interest of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake.

(b) Taxes, Charges, and Expenses. The Holder, at its own cost, shall report interest income, if any, to the applicable tax authorities.

3. Conversion.

(a) Generally. The Holder of the Note shall have the right, exercisable at any time prior to the Maturity Date, to convert all or any portion of the principal amount then outstanding, plus all accrued but unpaid interest thereon, into the Company's Class A Ordinary Shares, par value $0.00001 per share, at a conversion price (the "**Conversion Price**") equal to the higher of (i) the price per share paid by investors for Class A Ordinary Shares in the Company' initial public offering (the "**IPO Price**") or (ii) 85% of the VWAP during the sixty-day period prior to the date notice of conversion is given to the Company. Notwithstanding the foregoing, the Holder shall not be permitted to convert the Note until the one-year anniversary of its issuance. The Class A Ordinary Shares underlying the Notes being referred to herein as the "**Shares**". "**VWAP**" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a national securities exchange, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on such national securities exchange which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Shares are traded on the OTCQB or OTCQX, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Shares so reported, or (d) in all other cases, the value of a Share as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

(b) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner: upon any conversion of any portion of the outstanding principal amount of this Note, plus all accrued but unpaid interest thereon: (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A and, if such conversion is for the entire outstanding principal amount due under this Note surrender and deliver this Note, duly endorsed, to the Company's office or such other address which the Company shall designate against delivery of the certificates representing the Shares to be delivered; (ii) the Company shall, within five (5) business days of receipt of the Notice of Conversion cause the Company's transfer agent to issue such required number of Shares as set forth in the Conversion Notice. The Holder shall not be required to physically surrender this Note to the Company until all of the principal amount and accrued and unpaid interest under this Note have been converted into the share of

Company's Class A Ordinary Shares or been paid in full, in which case, the Holder shall surrender this Note to the Company for cancellation within three (3) business days of the date the final Notice of Conversion is delivered to the Company. Partial conversions of this Note shall have the effect of lowering the outstanding principal amount due hereunder. The Holder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. **The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, the principal amount due hereunder at any given time may be less than the amount stated on the face hereof.**

(c) Delivery of Shares.

(i) Upon receipt by the Company or the Company's transfer agent from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in Section 3(b) of this Note, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the conversion shares (or cause the electronic delivery of the conversion shares as contemplated by Section 3 hereof) within five (5) trading days after such receipt.

(ii) The Holder shall bear the cost of any legal opinion, transfer agent fees and related costs in connection with the removal of restricted legend from any certificate representing the Shares. In the event certificates for Shares are to be issued in a name other than the name of the Holder, this Note when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(d) Adjustments to Conversion Price.

(i) Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Class A Ordinary Shares or pay a stock dividend in shares of Class A Ordinary Shares, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 3(d) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii) Merger Sale, Reclassification, etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company's assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or

after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

(g) Elimination of Fractional Interests. No fractional Class A Ordinary Shares shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Class A Ordinary Shares shall be rounded down to the nearest whole share.

4. Events of Default. In the event that any of the following (each, an **"Event of Default"**) shall occur:

(a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company or the Holder shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements set forth in the SPA or this Note (collectively, the **"Transaction Documents"**); or

(c) Breach of Representations and Warranties. The Company or the Holder materially breaches any representation or warranty contained in the Transaction Documents; or

(d) Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or the Company's subsidiaries, if any, in an amount equal to $1,000,000 or more and the same remains unsatisfied or unbonded for more than thirty (30) days; or

(e) Illegality of Notes. Any court of competent jurisdiction issues an order declaring the Notes or any provision thereunder to be illegal; or

(f) Cross Default. There occurs with respect to any agreement, indenture or instrument under which the Company has indebtedness for borrowed money of $1,000,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such indebtedness for borrowed money to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity; or

(g) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce

in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company;

then, and so long as such Event of Default is continuing for a period of two (2) business days in the case of non-payment under Section 4(a), or for a period of thirty (30) calendar days in the case of events under Sections 4(b) through 4(f) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 4(g) above occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

5. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(b) Compliance with Law. Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each of the Company or any of its properties is subject;

(c) Information Right. So long as the Holder holds this Note, the Company shall deliver to the Holder, upon request by the Holder such financial and non-financial information as may be requested by the Holder so long as the Holder is subject to a duty of confidentiality and so long as such disclosure does not conflict with (as a matter of law or otherwise) the Company's initial public offering.

(d) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefore;

(e) Reservation of Shares. At all times have authorized, and reserved for the purpose of issuance, a sufficient number of Class A Ordinary Shares and issuable upon conversion of this Note to provide for the issuance of all of the Shares; and

(f) Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

6. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the Class A Ordinary Shares which the Holder is then entitled to receive upon the due conversion of this Note.

7. Mutilated, Destroyed, Lost or Stolen Notes. If this Note or any certificate for Shares issued on conversion of this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note or Share certificate, or in lieu of and in substitution for the destroyed, lost or stolen Note or Share certificate. In the case of a mutilated or defaced Note or Share certificate, the Holder shall surrender such Note or Share certificate to the Company. In the case of any destroyed, lost or stolen Note or Share certificate, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note or Share certificate and (ii) such security or indemnity (which shall not include the posting of any bond) as may be reasonably required by the Company to hold the Company harmless.

8. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment.

9. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto; provided, however, that the Company shall not assign its rights or obligations hereunder without the prior written consent of the Holder. To complete an assignment or transfer this Note, the Holder shall deliver a completed and executed Form of Assignment attached hereto as Exhibit B and surrender and deliver this Note, duly endorsed, to the Company's office or such other address which the Company shall designate, upon receipt of which a new Note, in substantially the form of this Note (any such new Note, a "**New Note**"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Note that the Holder has in respect of this Note. Interest and principal are payable only to the registered Holder of this Note set forth on the books and records of the Company.

10. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the SPA.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the State of New York without regard to any statutory or common-law provision pertaining to conflicts of laws. The Parties agree that courts of competent jurisdiction in New York, New York shall have jurisdiction with regard to any action arising out of any breach or alleged breach of this Note. The Parties agree to submit to the personal jurisdiction of such courts and any other applicable court within the New York, New York. The Parties further agree that the mailing of any process shall constitute valid and lawful process against each Party hereto.

13. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

14. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

CONCORDE INTERNATIONAL GROUP LTD.

By: ____/s/ Swee Kheng Chua ____
Name: Swee Kheng Chua
Title: Chief Executive Officer

Exhibit A

CONCORDE INTERNATIONAL GROUP LTD.
NOTE CONVERSION NOTICE

Reference is made to the Convertible Note in the original principal amount of $__________ of Concorde International Group Ltd., a British Virgin Islands business company (the "**Company**"), issued to the undersigned (the "**Note**").

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert the entire outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest thereon, into Class A Ordinary Shares, $0.00001 par value per share, of the Company, by tendering the original of the Note for cancellation.

Please confirm the following information:

Principal Amount Outstanding
under the Note________________________

Accrued but unpaid interest
under the Note:________________________

Conversion Price:______________________

Number of Shares to be issued:_________________________

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to: ____

Address: ____________________________________
____
____

Facsimile Number: ____

Authorization: ____
By: ____
Title: ____

Dated: ________________________

EXHIBIT B

FORM OF ASSIGNMENT

TO: CONCORDE INTERNATIONAL GROUP LTD.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ *(name)*, ____ *(address)*, US$____________ of Convertible Notes ("Notes") of Concorde International Group Ltd. (the "Company"), including any and all accrued and unpaid interest owing thereon, registered in the name of the undersigned on the records of the Company represented by the within certificate, and irrevocably appoints ____________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this ________ day of, __________________, 20 ____.

____

(Signature of Registered Note Holder)

____

(Print name of Registered Note Holder)

Instructions:

1. Signature of Holder must be the signature of the person appearing on the face of the Note.

2. If the transfer of Note is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.